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                                                                   EXHIBIT 99.1


                             (CARAUSTAR LETTERHEAD)


FOR IMMEDIATE RELEASE
SEPTEMBER 12, 2000


                                               CONTACT:  H. Lee Thrash, III
                                                         Chief Financial Officer
                                                         (770) 948-3101


                  CARAUSTAR REVISES THIRD QUARTER EXPECTATIONS


ATLANTA, Georgia - Caraustar Industries, Inc. (NASDAQ-NMS Symbol: CSAR) today announced that it expects its third quarter per share earnings to be reduced by $0.21 to $0.23 as the result of three developments.

In a public conference call and Webcast, the Company announced that it is in litigation with its largest gypsum facing paper customer, Georgia-Pacific Corporation (G-P), over G-P's refusal to continue purchasing gypsum wallboard under the terms of a long-term supply contract. Caraustar estimates that as a result of G-P's reductions in purchases, Caraustar's pre-tax operating income will be reduced by $2.0 million to $2.9 million, and per-share earnings will be reduced by $0.05 to $0.07 in the third quarter. Caraustar will also immediately close its Camden, New Jersey mill, which will result in a one-time after-tax charge of approximately $6.0 million.

In addition, the Company announced that dramatically falling prices in the recovered fiber market would result in a devaluation of the Company's recovered fiber inventory that would result in a non-recurring charge of approximately $0.11 per share in the third quarter. The Company noted that it expects to recoup the effect of this charge in the fourth quarter with increased margins.

The Company also announced that lower than expected profitability at the Company's wallboard venture with Temple-Inland would reduce the Company's per share earnings by approximately $0.05 in the third quarter.

Caraustar, a recycled packaging company, is one of the largest and lowest-cost manufacturers and converters of recycled paperboard and recycled packaging products in the United States. The company has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar is the only major packaging company that serves the four principal recycled paperboard product markets: tubes, cores, and cans; folding carton and custom packaging; gypsum wallboard facing paper; and miscellaneous "other specialty" and converted products. Please visit the Caraustar Web site at http://www.caraustar.com for additional information on the company.


                                     -more-


             PHONE 770-948-3101  .  P.O. BOX 115  .  AUSTELL, GA 30168-0115
                   3100 JOE JERKINS BOULEVARD  .  AUSTELL, GA 30106-3227
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Caraustar Industries, Inc.
September 12, 2000
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This press release contains certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company's expectations, anticipations or beliefs, including statements regarding the Company's expected performance in future quarters. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, the outcome of the pending dispute with G-P and the Company's ability to minimize the impact of, or recover from G-P, losses resulting from the dispute, fluctuations in raw material prices and the economy in general, the degree and nature of competition, demand for the company's products, changes in government regulations and the company's ability to complete acquisitions and successfully integrate the operations of acquired businesses. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company's registration statements and reports filed with the Securities and Exchange Commission, which are available from the company. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission or, to the extent filed via EDGAR, accessed through the Web Site of the Securities and Exchange Commission (http://www.sec.gov).




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